RELEASE OF CLAIMS

               The parties to this Release of Claims (the "AGREEMENT") are PHOENIX FORMS, INC., a Georgia corporation, together with any and all of its affiliates and subsidiaries ("Phoenix"), and WILLIAM R. FALCON ("Falcon"), an individual residing in Gwinnett County, Georgia. The Agreement shall have an Effective Date as of April 1, 2005 (the "Effective Date").

               The specific terms and conditions of this Agreement are described more particularly as follows:

A.           INTRODUCTION

               1.  PURPOSE OF AGREEMENT.  Phoenix, Falcon and Alexander Riess have entered into a Stock Purchase Agreement dated April 1, 2005 with VillageEDOCS Acquisition Corp. ("Acquisition Corp"), a Florida corporation, pursuant to which Acquisition Corp has agreed to purchase all shares of outstanding stock of Falcon (the "Purchase Agreement").  As a condition to closing of the transactions described in the Purchase Agreement, Acquisition Corp has required that Falcon and Phoenix enter into this Agreement.  The purpose of this Agreement is to compromise, settle and dispose of all claims, potential claims, losses, damages, demands, potential litigation and disputes that Falcon may have against Phoenix that arise out of, relate to or in any way concern Falcon' employment, stockholder relationship, or any other relationship of Falcon with Phoenix, to the extent arising prior to the Effective Date.

               2.  FALCON'S RELEASE OF PHOENIX.  For and in consideration of the foregoing and the other good and valuable consideration that is set forth in the Purchase Agreement, Falcon hereby releases and forever discharges Phoenix, as well as all of its directors, officers, shareholders, employees, agents, representatives and attorneys, of and from all claims that ever existed and which arose out of, relate to or concern in any way Falcon' employment, stockholder relationship, or any other relationship of Falcon with Phoenix.  This release therefore includes all claims whether they are now known or unknown, matured or unmatured, in law or in equity, that Falcon ever had, now has or may later claim to have against Phoenix, its directors, officers, shareholders, employees, agents, representatives and attorneys arising out of, relating to or concerning: (i) any amounts claimed due from Phoenix (ii) any warrants, stock or stock options claimed due from Phoenix other than warrants, stock or stock options to be transferred under the terms of the Purchase Agreement, and (iii) any statements, acts or omissions by Phoenix, which relate to or concern in any way Falcon' employment or stockholder relationship with Phoenix or services he provided for Phoenix. This release is intended to and shall inure to the benefit of Phoenix, as well as all of its employees, attorneys, agents, assigns and successors.

               Falcon agrees to refrain from instituting, prosecuting, filing or processing, or assisting or cooperating with the instituting, prosecuting, filing or processing of any litigation against Phoenix, its officers, agents or employees, assigns and successors, under, but not limited to, the following legal theories or causes of action: any claims of denial of payment of benefits,, failure to pay compensation owed, and any other claims, charges or causes of action against Phoenix, its officers, agents or employees, assigns and successors which may have arisen prior to the Effective Date.

               3.  NO PREVIOUS ASSIGNMENT.  Falcon warrants and represents that before the Effective Date, he has not sold, assigned, granted or otherwise transferred any claim, cause of action, right, privilege, or cause of action, or any part thereof, that is covered by or subject to the terms of this Agreement.

               4.  NO RELIANCE ON ANY UNDOCUMENTED PROMISES. No party to this Agreement has made any statements, representations or promises to the other parties, whether in writing or otherwise, or offered any other type of promise, consideration or inducement that is not specifically set forth in this Agreement.  In this regard, all parties represent and warrant that, in entering into this Agreement, they are each relying solely and exclusively on the statements that are expressly set forth in this Agreement, and that they are under no duress, coercion or pressure from any source.

               5.  INDEPENDENT JUDGMENT.  Falcon is relying on his own independent business judgment in deciding to enter into this Agreement.  Further, Falcon has received, and is relying and acting upon the advice of his own legal counsel, who has reviewed the terms and language of this Agreement with them and advised him of his legal rights relating to his decision to release his disputes, claims and potential claims, causes of action, losses, damages and demands against Phoenix.  Falcon understands that this Agreement shall operate as a full, complete and final release and settlement of any and all of his claims against Phoenix, as set forth above.

               6.  GOVERNING LAW; ATTORNEYS FEES. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF GEORGIA.  ALL LEGAL ACTIONS ARISING UNDER THIS AGREEMENT SHALL BE INSTITUTED IN, AND BOTH PHOENIX AND FALCON CONSENT TO JURISDICTION IN, GWINNETT COUNTY, GEORGIA. IN THE EVENT OF ANY LITIGATION TO ENFORCE THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER ITS REASONABLE LEGAL FEES, COURT COSTS AND EXPENSES.

               7.  AGREEMENT, READ, UNDERSTOOD, AND FAIR.  Falcon has carefully read and considered all provisions of this Agreement and agrees that all of the restrictions set forth are fair and reasonable and are reasonably required for the protection of the interests of Phoenix.

               IN WITNESS WHEREOF the undersigned parties have executed this Agreement to be effective as of the Effective Date.

PHOENIX FORMS, INC.                                                              WILLIAM R. FALCON

By: /s/ Alexander Riess                                                                   /s/ William R. Falcon
      Alexander Riess                                                                        William R. Falcon
      Its:  President

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